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                                                                    Exhibit 4(b)



                          PROVIDENCE JOURNAL COMPANY*
                          ---------------------------
                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  --------------------------------------------


1.   Purpose
     -------

     The purpose of the 1994 Non-Employee Director Stock Option Plan (the "Plan") of Providence Journal Company (the "Company") is to attract and retain non-employees of high quality to serve as members of the Board of Directors of the Company (the "Board") and to promote both the long-term success of and shareholder interests in the Company. The Company believes the dynamics of a plan focused on increasing shareholder value will provide non-employee directors with a greater identity of interest between themselves and the shareholders of the Company.

2.   Term
     ----

     The Plan shall be effective as of October 1, 1994 and shall remain in effect until the earlier of five (5) years from the effective date or termination of the Plan by the Board. The Plan shall be subject to the approval by the shareholders of the Company. If that approval has not been obtained by September 28, 1995, the Plan shall be terminated, and any option grants theretofore made shall be


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     *The Plan was assumed by The Providence Journal Company on October 5,
     1995. Accordingly, all references to the "Company" shall be deemed to refer to The Providence Journal Company. In addition, the Board of Directors of The Providence Journal Company adopted technical amendments to the Plan on October 25, 1995, all of which are reflected herein.

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     void.  After termination of the plan, no future grants may be made, but, subject to the preceding sentence, previously made grants shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.   Plan Operation
     --------------

     The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the Securities Exchange Act of 1934 ("1934 Act") and accordingly is intended to be self-governing. To this end the Plan is intended to require no discretionary action by an administrative body with regard to any transaction under the Plan except as specified in Section 5(b) and 7 of the Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.

4.   Participation
     -------------

     Participation under the Plan shall be limited to non-employee members of the Board. Participation shall be automatic and (1) any non-employee member of the Board as of October 1, 1994 shall receive an initial grant, and (2) any non-employee member of the Board as of October 5, 1995 and as of each subsequent October 1 of each year (the "Grant Date") while the Plan is in effect, shall be a Participant (a "Participant") under the Plan and shall automatically receive a stock option grant as contemplated herein. If in any year this specified Grant Date shall not be a business day, the Grant Date shall be the first business day following.


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5.   Shares Subject to the Plan
     --------------------------

     a. Number of Shares
        ----------------

        Subject to the provisions of Section 5(b) below, the stock subject to the Plan shall be shares of Class A Common Stock (the "Shares"). The total amount of Shares which may be issued under the Plan shall not exceed four hundred (400). Shares may be authorized and unissued shares or treasury shares, as determined by the Board.



        If any option granted under the Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such option shall again be returned to the Plan and shall be available for issuance under the Plan. In addition, any Shares which have been exchanged by a Participant as full or partial payment to the Company in connection with any grant under the Plan, shall be available for issuance under the Plan.

     b. Adjustments
        -----------

        The Board, as it deems appropriate to meet the intent of the Plan, may make such adjustments to the number and kind of Shares available under the Plan and to any outstanding stock options, provided such adjustments are consistent with the effect on other shareholders arising from any corporate restructuring or similar action. Such actions may include, but are not limited to, any stock dividend, stock split, combination or





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        exchange of Shares, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting Shares. The Board may also, when similarly appropriate, make such adjustment in the exercise price of outstanding stock options as it deems necessary to preserve the rights of Participants under the Plan.

6.   Stock Options
     -------------

     a. Granting of Stock Options
        -------------------------

        Each Participant shall be granted a stock option to purchase five (5) Shares as of October 1, 1994 and on each subsequent Grant Date that the Plan is in effect.

     b. Exercise Price
        --------------

        The purchase price for each Share covered by the initial stock option grant shall be $7,700; the purchase price for each Share covered by a subsequent stock option grant shall be 100% of Fair Market Value on the Grant Date.

     c. Payment
        -------

        The option exercise price shall be paid in full at the time of exercise of the option in cash or by check or, by delivery of Shares owned by the Participant in partial or full payment.


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     d. Duration and Exercisability
        ---------------------------

        Each stock option shall have a term of ten years and shall become initially exercisable, (except earlier as provided in Section 10) on the first anniversary of grant. Notwithstanding the foregoing, in the event of a Participant's death or ceasing to be a member of the Board as a result of disability, the stock option shall immediately become fully exercisable.

     e. Termination of Directorship
        ---------------------------

        When a Participant ceases to be a member of the Board, for whatever reason, each vested stock option, or portion thereof, held by such Participant shall continue to be exercisable for a period of three years or until the end of the original term, if sooner. Any non-vested stock option, or portion thereof, held by such Participant shall be canceled as of the Participant's date of termination of Board service.

     f. Call Provision
        --------------

        At the time of grant, the Board may, in its discretion, subject the Shares underlying the stock options to a mandatory call feature and a limitation upon the amount paid in settlement of such stock options in the event of the exercise of such call feature.

     g. Documentation of Grants
        -----------------------

        Stock options shall be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe.


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7.   Fair Market Value
     -----------------

     Fair Market Value for all purposes under the Plan shall mean the average of the high and low prices of the Company's Shares as traded on an applicable stock exchange or in an established over-the-counter trading market for the
     date in question, provided that if the Shares were not traded on   that
     day, the average of the high and low prices on the previous day are used to mean Fair Market Value. In the event that the Shares of the Company are not publicly traded, in the discretion of the Board Fair Market Value shall be determined (i) by reference to the most recent prices paid for Shares by buyers at arms-length transactions, (ii) by reference to the most recent appraisal of the value of the Shares of the Company provided by an independent valuation firm or (iii) by such other appropriate means as the Board shall deem appropriate.

8.   Transferability
     ---------------

     No option granted pursuant to the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relation order (as defined by the Code) or unless otherwise determined by the Board.
     If a Participant shall die, the executor or administrator of the Participant's estate or a transferee of the option


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     pursuant to a will or the laws of descent and distribution shall have the right to exercise the option in lieu of the Participant.

 9.  Change of Control
     -----------------

     a. Definition
        ----------

        "Change of Control" shall mean a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of
        Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Act whether or not the Company is then subject to such reporting requirements. Further, without limiting the generality of the foregoing, such a Change of Control shall be deemed to have occurred if any of the following events takes place:

             (i)  The Company is a party to a merger,
                  consolidation, sale of assets or other
                  reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

             (ii) During any period of twenty-four consecutive
                  months, individuals who at the beginning of such period constitute the Board of Directors (including for this purpose any new director whose election or nomination


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                  for election by the Company's stockholders was
                  approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; or

            (iii) At any time when the outstanding voting
                  securities of the Company are required to be registered under Section 12 of the Act, any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; PROVIDED, HOWEVER, this clause (iii) shall not apply to the acquisition by a person of securities of the Company representing 20% or more, but not in excess of 50% of the combined voting power of the Company's then outstanding securities if such acquisition of securities has been approved by a vote of at least two thirds of the directors in office just prior to the issuance or sale of securities to such person.


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        For purposes of this paragraph (iii), the term "person" shall exclude any person or group who on the date hereof is the beneficial owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the Company's presently outstanding securities. Notwithstanding the foregoing, in no event shall the consummation of the spin-off reorganization approved by the Board of Directors of the Company on August 24, 1993, constitute a Change of Control for purposes of this Agreement (the "Spinoff Reorganization").

     b. Exercise and Vesting Options
        ----------------------------

        All options outstanding under this Plan at the time of a Change of Control shall immediately become vested and exercisable, notwithstanding the provisions of Section 7 to the contrary, and will be exercisable until the end of their term as set at time of grant.

10.  Plan Amendment
     --------------

     The Board may suspend the Plan or amend the Plan if deemed to be in the best interests of the Company and its stockholders; provided, however, that
     (i) no such amendment may impair any Participant's right regarding any outstanding stock option without his or her consent, and (ii) the Plan may not be amended more than once every six months, and only to the extent such amendment is permitted by Rule 16b(c)(2)(ii)(B), or its successor, under the 1934 Act.


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11.  Future Rights
     -------------

     Neither the Plan, nor the granting of stock options nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement understanding, express or implied, that the Company will retain a Participant for any period of time, or at any particular rate of compensation as a member of the Board. Nothing in this Plan shall in any way limit or affect the right of the Board or the shareholders of the Company to remove any Participant from the Board or otherwise terminate his or her service as a member of the Board.

12.  Governing Law
     -------------

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan and any and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Rhode Island and applicable federal law.

13.  Rights as a Shareholder
     -----------------------

     A participant shall have no rights as a shareholder of the Company, including rights to receive dividends on or to vote Shares subject to an option, until the Participant becomes the holder of record of the Shares underlying the option.




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